Exhibit 10.2

David M. Brickman February 9, 2021
*Address Redacted*
*Address Redacted*

Dear David:

I am writing to bring a matter to your attention regarding your 2020 compensation from Freddie Mac.
As you know, the Equity in Government Compensation Act of 2015 (“Act”) limits the amount of compensation to the CEO of no more than $600,000 annually. As part of our year end process in producing the Executive Compensation disclosure for the 2020 Annual Report, we identified the fact that you have received base salary during the 2020 calendar year in excess of $600,000.
The total amount in excess of $600,000 is $23,076.93. The excess is directly attributable to an extra pay period in 2020. There were 27 pay periods in 2020 as opposed to the normal 26 pay periods that typically occur in a calendar year.
Due to this overpayment, Freddie Mac is hereby requesting that you repay the net (after federal and state tax withholding) amount of $15,216.90.
If you would like to reduce this repayment amount further, you may sign the attached FICA form regarding your Medicare taxes, which would authorize Freddie Mac to seek a refund of these taxes and consequently reduce the repayment amount to $14,882.28. (Otherwise, if you wish, you can pay the slightly larger amount, and seek the Medicare tax refund yourself.)
Please sign below to affirm your agreement to make this repayment, and return the signed copy back to me electronically at gregory_watchman@freddiemac.com at your earliest convenience. Then please send a check in the above amount made out to Freddie Mac to 131 S. Dearborn, 6th Floor, Chicago, Illinois 60603. Please add the following to the memo line on the check: *Account Number Redacted*.

Many thanks,
Greg
Greg Watchman
VP & Deputy General Counsel
Freddie Mac

_/s/ David M. Brickman____________________
David M. Brickman

Federal Home Loan Mortgage Corporation
CLAIM FOR FICA TAX REFUND

Federal law requires that we obtain your signature before a refund of prior year FICA tax can be processed. Please complete the information below and return this form to:
    Freddie Mac
    Attention Payroll
    8200 Jones Branch Drive
McLean, VA 22102

The form may be faxed to 703-918-8255 or emailed to payroll@freddiemac.com

I certify I have not claimed and will not claim, from the Internal Revenue Service, a refund in the amount of FICA taxes withheld from my wages during the time period indicated below.
I request the FICA taxes withheld be refunded to me by Federal Home Loan Mortgage Corporation.

NAME (please print) __David M. Brickman_________________________

Employee ID_*Employee ID Redacted*_

Address__*Address Redacted*____________________________________________________________

________ *Address Redacted*____________________________________________________________

_____________________________________________________________________________________

Period of Withholding     2020
Reason for Refund     Repayment of wages due to exceeding the statutory limit of $600,000 in calendar year 2020.

Signature__/s/ David M. Brickman_______________________________ Date__2/2/2021_______